UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On March 19, 2007 the Marion Superior Court in the State of Indiana entered an order confirming a Consent Judgment agreed to between iMergent, Inc. (the “Company”) and the State of Indiana.  This stipulated judgment stems from a complaint filed by the State of Indiana that alleged the Company operated as a seller of business opportunities under Indiana law and engaged in certain improper conduct.

There is no finding that the Company operates as a seller of business opportunities under Indiana law, and there is no requirement for the Company to register as a seller of business opportunities now or in the future.

The Company has agreed to not make certain representations at its workshops (which the Company contends it has not, and does not make). The Company further agreed to cancel six contracts and allow refunds totaling $19,261. In addition, the Company agreed to reimburse the State of Indiana $2,708 in costs and pay $9,815 to the Office of Attorney General Consumer Protection Fund. The order makes clear that there is no admission of any wrongdoing by the Company.

The settlement does not limit the Company’s ability to conduct business in the State of Indiana or require any change to the business model or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: March 21, 2007